Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2012

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2012

(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 18, 2012. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Alabama, Delaware, Georgia, Virginia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions, except per share data	2012	2012	2011	2011	2011	2012	2011
Interest Income
Loans	$2,163	$1,951	$1,902	$1,904	$1,905	$4,114	$3,789
Investment securities	527	526	523	511	549	1,053	1,127
Other	106	120	109	115	93	226	214

Total interest income	2,796	2,597	2,534	2,530	2,547	5,393	5,130

Interest Expense
Deposits	83	103	139	167	180	186	362
Borrowed funds	187	203	196	188	217	390	442

Total interest expense	270	306	335	355	397	576	804

Net interest income	2,526	2,291	2,199	2,175	2,150	4,817	4,326

Noninterest Income
Asset management	278	284	250	287	288	562	551
Consumer services	290	264	269	330	333	554	644
Corporate services	290	232	266	187	228	522	445
Residential mortgage (a)	(173)	230	157	198	163	57	358
Service charges on deposits	144	127	140	140	131	271	254
Net gains on sales of securities	62	57	62	68	82	119	119
Net other-than-temporary impairments	(34)	(38)	(44)	(35)	(39)	(72)	(73)
Other	240	285	250	194	266	525	609

Total noninterest income	1,097	1,441	1,350	1,369	1,452	2,538	2,907

Total revenue	3,623	3,732	3,549	3,544	3,602	7,355	7,233
Provision For Credit Losses	256	185	190	261	280	441	701
Noninterest Expense
Personnel	1,119	1,111	1,052	949	976	2,230	1,965
Occupancy	199	190	198	171	176	389	369
Equipment	181	175	177	159	158	356	325
Marketing	67	68	74	72	63	135	103
Other (b)	1,082	911	1,218	789	803	1,993	1,484

Total noninterest expense (c)	2,648	2,455	2,719	2,140	2,176	5,103	4,246

Income before income taxes and noncontrolling interests	719	1,092	640	1,143	1,146	1,811	2,286
Income taxes	173	281	147	309	234	454	542

Net income	546	811	493	834	912	1,357	1,744

Less: Net income (loss) attributable to noncontrolling interests	(5)	6	17	4	(1)	1	(6)
Preferred stock dividends and discount accretion	25	39	25	4	25	64	29

Net income attributable to common shareholders	$526	$766	$451	$826	$888	$1,292	$1,721

Earnings Per Common Share
Basic	$1.00	$1.45	$.86	$1.57	$1.69	$2.44	$3.27
Diluted	$.98	$1.44	$.85	$1.55	$1.67	$2.42	$3.24

Average Common Shares Outstanding
Basic	527	526	524	524	524	526	524
Diluted	530	529	526	526	527	529	527

Efficiency	73%	66%	77%	60%	60%	69%	59%

Noninterest income to total revenue	30%	39%	38%	39%	40%	35%	40%

Effective tax rate (d)	24.1%	25.7%	23.0%	27.0%	20.4%	25.1%	23.7%

For additional information regarding footnotes (a) through (c) below, refer to Selected Consolidated Income Statement Information on page 6.

(a)	Includes provision for residential mortgage repurchase obligations.
(b)	Includes expenses for residential mortgage foreclosure-related matters, and noncash charges for unamortized discounts related to redemption of trust preferred securities.
(c)	Includes integration costs.
(d)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The lower effective tax rate for the second quarter of 2011 was primarily attributable to a $54 million benefit related to the reversal of deferred tax liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011
Assets
Cash and due from banks (a)	$4,136	$4,162	$4,105	$3,982	$3,865
Federal funds sold and resale agreements (b)	1,646	1,371	2,205	1,806	2,357
Trading securities	2,121	2,639	2,513	2,960	2,075
Interest-earning deposits with banks (a)	3,995	2,084	1,169	2,773	4,508
Loans held for sale (b)	3,333	2,456	2,936	2,491	2,679
Investment securities (a)	61,937	64,554	60,634	62,105	59,414
Loans (a) (b)	180,425	176,214	159,014	154,543	150,319
Allowance for loan and lease losses (a)	(4,156)	(4,196)	(4,347)	(4,507)	(4,627)

Net loans	176,269	172,018	154,667	150,036	145,692
Goodwill	9,158	9,169	8,285	8,207	8,182
Other intangible assets	1,804	2,019	1,859	1,949	2,412
Equity investments (a) (c)	10,617	10,352	10,134	9,915	9,776
Other (a) (b)	24,559	25,059	22,698	23,246	22,157

Total assets	$299,575	$295,883	$271,205	$269,470	$263,117

Liabilities
Deposits
Noninterest-bearing	$64,476	$62,463	$59,048	$55,180	$52,683
Interest-bearing	142,447	143,664	128,918	132,552	129,208

Total deposits	206,923	206,127	187,966	187,732	181,891
Borrowed funds
Federal funds purchased and repurchase agreements	4,166	4,832	2,984	3,105	3,812
Federal Home Loan Bank borrowings	10,440	8,957	6,967	5,015	5,022
Bank notes and senior debt	10,185	12,065	11,793	11,990	10,526
Subordinated debt	7,593	8,221	8,321	9,564	9,358
Other (a)	11,305	8,464	6,639	5,428	6,458

Total borrowed funds	43,689	42,539	36,704	35,102	35,176
Allowance for unfunded loan commitments and letters of credit	224	243	240	217	202
Accrued expenses (a)	3,428	3,607	4,175	3,587	3,502
Other (a)	5,097	5,131	4,874	5,590	7,473

Total liabilities	259,361	257,647	233,959	232,228	228,244

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 537, 537, 537, 536, and 536 shares	2,687	2,685	2,683	2,682	2,682
Capital surplus - preferred stock	3,120	1,638	1,637	1,636	648
Capital surplus - common stock and other	12,098	12,074	12,072	12,054	12,025
Retained earnings	19,149	18,834	18,253	17,985	17,344
Accumulated other comprehensive income (loss)	402	281	(105)	397	69
Common stock held in treasury at cost: 8, 9, 10, 10, and 10 shares	(451)	(467)	(487)	(535)	(533)

Total shareholders’ equity	37,005	35,045	34,053	34,219	32,235
Noncontrolling interests	3,209	3,191	3,193	3,023	2,638

Total equity	40,214	38,236	37,246	37,242	34,873

Total liabilities and equity	$299,575	$295,883	$271,205	$269,470	$263,117

Capital Ratios
Tier 1 common (e)	9.3%	9.3%	10.3%	10.5%	10.5%
Tier 1 risk-based (e)	11.4	11.4	12.6	13.1	12.8
Total risk-based (e)	14.3	14.4	15.8	16.5	16.2
Leverage (e)	10.1	10.5	11.1	11.4	11.0
Common shareholders’ equity to assets	11.3	11.3	12.0	12.1	12.0

(a)	Amounts include consolidated variable interest entities. Our first quarter 2012 Form 10-Q included, and second quarter 2012 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets for which PNC has elected the fair value option. Our first quarter 2012 Form 10-Q included, and second quarter 2012 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.
(e)	The ratio as of June 30, 2012 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Six months ended
In millions	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$26,968	$27,031	$25,691	$22,822	$25,993	$27,000	$27,555
Non-agency	6,716	6,577	6,859	7,135	7,618	6,646	7,836
Commercial mortgage-backed	3,561	3,774	3,640	3,623	3,278	3,667	3,288
Asset-backed	5,401	4,329	3,832	3,817	3,185	4,865	2,972
US Treasury and government agencies	2,549	3,123	3,376	3,699	4,505	2,836	5,090
State and municipal	1,902	1,770	1,767	1,929	2,234	1,836	2,158
Other debt	3,178	2,996	2,731	3,113	3,578	3,087	3,785
Corporate stocks and other	317	347	446	449	376	332	409

Total securities available for sale	50,592	49,947	48,342	46,587	50,767	50,269	53,093
Securities held to maturity
Residential mortgage-backed	4,259	4,576	4,658	3,840	1,130	4,418	568
Commercial mortgage-backed	4,376	4,635	4,794	4,520	4,215	4,506	4,227
Asset-backed	874	1,170	1,353	1,863	2,276	1,022	2,369
US Treasury and government agencies	225	223	221	124		223
State and municipal	671	671	670	389	8	671	8
Other	359	361	363	365	150	360	76

Total securities held to maturity	10,764	11,636	12,059	11,101	7,779	11,200	7,248

Total investment securities	61,356	61,583	60,401	57,688	58,546	61,469	60,341
Loans
Commercial	77,131	69,286	63,483	59,951	57,932	73,208	57,120
Commercial real estate	18,440	16,818	16,413	16,347	16,779	17,630	17,160
Equipment lease financing	6,586	6,377	6,233	6,150	6,189	6,481	6,248
Consumer	59,832	57,148	55,556	54,632	54,014	58,490	54,236
Residential real estate	15,932	14,927	14,474	14,717	15,001	15,430	15,258

Total loans	177,921	164,556	156,159	151,797	149,915	171,239	150,022
Loans held for sale	3,016	2,910	2,673	2,497	2,719	2,963	2,955
Federal funds sold and resale agreements	1,666	1,821	2,035	2,030	2,321	1,744	2,566
Other	6,173	6,864	7,138	10,060	7,241	6,518	6,525

Total interest-earning assets	250,132	237,734	228,406	224,072	220,742	243,933	222,409
Noninterest-earning assets:
Allowance for loan and lease losses	(4,176)	(4,314)	(4,472)	(4,592)	(4,728)	(4,245)	(4,781)
Cash and due from banks	3,694	3,777	3,883	3,544	3,433	3,735	3,413
Other	46,501	44,345	42,905	43,827	41,659	45,424	40,785

Total assets	$296,151	$281,542	$270,722	$266,851	$261,106	$288,847	$261,826

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Six months ended
In millions	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$66,902	$61,162	$58,897	$59,009	$58,594	$64,032	$58,575
Demand	34,388	31,599	29,338	27,654	26,912	32,993	26,614
Savings	10,008	9,183	8,545	8,305	8,222	9,596	7,941
Retail certificates of deposit	27,373	29,011	30,888	33,607	35,098	28,192	35,799
Time deposits in foreign offices and other time	3,577	3,238	2,869	2,191	2,250	3,407	3,104

Total interest-bearing deposits	142,248	134,193	130,537	130,766	131,076	138,220	132,033
Borrowed funds
Federal funds purchased and repurchase agreements	4,937	4,551	3,714	3,685	4,138	4,744	5,251
Federal Home Loan Bank borrowings	10,238	8,967	6,090	5,015	5,021	9,603	5,054
Bank notes and senior debt	10,618	11,138	11,463	10,480	11,132	10,878	11,437
Subordinated debt	7,293	7,719	8,463	8,982	8,981	7,506	9,166
Other	10,038	7,837	5,935	5,736	5,713	8,937	5,779

Total borrowed funds	43,124	40,212	35,665	33,898	34,985	41,668	36,687

Total interest-bearing liabilities	185,372	174,405	166,202	164,664	166,061	179,888	168,720
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	60,478	57,900	55,946	53,300	49,720	59,189	48,743
Allowance for unfunded loan commitments and letters of credit	243	240	217	202	204	242	196
Accrued expenses and other liabilities	10,375	11,186	11,132	12,478	10,747	10,781	10,262
Equity	39,683	37,811	37,225	36,207	34,374	38,747	33,905

Total liabilities and equity	$296,151	$281,542	$270,722	$266,851	$261,106	$288,847	$261,826

(a) Calculated using average daily balances.

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$142,248	$134,193	$130,537	$130,766	$131,076	$138,220	$132,033
Noninterest-bearing deposits	60,478	57,900	55,946	53,300	49,720	59,189	48,743

Total deposits	$202,726	$192,093	$186,483	$184,066	$180,796	$197,409	$180,776

Transaction deposits	$161,768	$150,661	$144,181	$139,963	$135,226	$156,214	$133,932

Common shareholders’ equity	$33,648	$32,981	$32,552	$32,124	$31,101	$33,315	$30,650

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Six months ended
	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	3.17%	3.14%	3.11%	3.34%	3.70%	3.16%	3.66%
Non-agency	5.63	5.38	5.44	5.13	5.47	5.50	5.35
Commercial mortgage-backed	4.41	4.42	4.43	4.41	4.73	4.42	4.73
Asset-backed	1.91	2.24	2.39	2.38	2.43	2.06	2.55
US Treasury and government agencies	2.33	1.80	2.61	3.01	2.46	2.04	2.49
State and municipal	4.63	5.13	4.58	4.27	4.37	4.87	4.65
Other debt	2.56	2.55	2.75	2.42	2.58	2.56	2.58
Corporate stocks and other	.11	.03	.04	.04	.04	.07	.05
Total securities available for sale	3.40	3.38	3.46	3.54	3.77	3.39	3.73
Securities held to maturity
Residential mortgage-backed	3.70	3.58	3.39	3.45	3.68	3.64	3.66
Commercial mortgage-backed	4.56	4.62	4.57	4.95	5.11	4.59	5.17
Asset-backed	1.83	1.68	1.98	1.87	2.20	1.75	2.38
US Treasury and government agencies	3.79	3.79	3.81	4.29		3.79
State and municipal	4.20	4.18	4.19	4.48	5.10	4.19	5.10
Other	2.89	2.83	2.88	2.83	2.95	2.86	2.94
Total securities held to maturity	3.90	3.82	3.74	3.82	4.01	3.86	4.11
Total investment securities	3.49	3.47	3.51	3.59	3.80	3.48	3.78

Loans
Commercial	4.75	4.51	4.66	4.86	4.88	4.64	4.96
Commercial real estate	5.78	5.19	5.33	5.25	5.51	5.50	5.06
Equipment lease financing	4.96	4.74	4.84	5.11	4.86	4.85	4.93
Consumer	4.67	4.78	4.81	4.82	4.94	4.72	4.97
Residential real estate	5.44	5.59	5.35	5.90	6.22	5.51	6.19
Total loans	4.90	4.78	4.85	5.00	5.11	4.84	5.10

Loans held for sale	6.00	6.89	5.96	7.31	5.62	6.44	7.31
Federal funds sold and resale agreements	1.45	1.58	1.48	1.55	1.39	1.52	1.28
Other	3.62	3.71	3.45	2.43	2.60	3.67	2.80
Total yield on interest-earning assets	4.51	4.41	4.44	4.52	4.64	4.46	4.66

Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.21	.23	.25	.31	.34	.22	.34
Demand	.04	.04	.05	.08	.10	.04	.10
Savings	.10	.10	.16	.19	.19	.10	.19
Retail certificates of deposit	.57	.80	1.16	1.26	1.32	.69	1.30
Time deposits in foreign offices and other time	.49	.49	.53	.72	.75	.49	.62
Total interest-bearing deposits	.24	.31	.42	.51	.55	.27	.55

Borrowed funds
Federal funds purchased and repurchase agreements	.21	.22	.15	.15	.17	.22	.17
Federal Home Loan Bank borrowings	.74	.80	.93	.99	1.02	.77	1.02
Bank notes and senior debt	2.30	2.48	2.11	2.01	2.40	2.39	2.36
Subordinated debt	4.77	5.09	4.91	4.76	5.24	4.94	5.35
Other	.62	.75	.93	.92	1.12	.68	1.05
Total borrowed funds	1.72	2.01	2.17	2.20	2.46	1.86	2.40
Total rate on interest-bearing liabilities	.58	.70	.80	.86	.95	.64	.96

Interest rate spread	3.93	3.71	3.64	3.66	3.69	3.82	3.70
Impact of noninterest-bearing sources	.15	.19	.22	.23	.24	.17	.23

Net interest margin	4.08%	3.90%	3.86%	3.89%	3.93%	3.99%	3.93%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011, and June 30, 2011, were $35 million, $31 million, $28 million, $27 million, and $25 million, respectively. The taxable-equivalent adjustments to net interest income for the six months ended June 30, 2012 and June 30, 2011 were $66 million and $49 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Per Share Related Information (Unaudited)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions, except per share data	2012	2012	2011	2011	2011	2012	2011
Basic
Net income	$546	$811	$493	$834	$912	$1,357	$1,744
Less: Net income (loss) attributable to noncontrolling interests	(5)	6	17	4	(1)	1	(6)
Preferred stock dividends and discount accretion	25	39	25	4	25	64	29
Dividends and undistributed earnings allocated to nonvested restricted shares	1	4	2	4	4	5	6

Net income attributable to basic common shares	$525	$762	$449	$822	$884	$1,287	$1,715
Basic weighted-average common shares outstanding	527	526	524	524	524	526	524
Basic earnings per common share	$1.00	$1.45	$.86	$1.57	$1.69	$2.44	$3.27

Diluted
Net income attributable to basic common shares	$525	$762	$449	$822	$884	$1,287	$1,715
Less: BlackRock common stock equivalents	4	3	3	6	4	7	10

Net income attributable to diluted common shares	$521	$759	$446	$816	$880	$1,280	$1,705
Basic weighted-average common shares outstanding	527	526	524	524	524	526	524
Dilutive potential common shares	3	3	2	2	3	3	3

Diluted weighted-average common shares outstanding	530	529	526	526	527	529	527
Diluted earnings per common share	$0.98	$1.44	$.85	$1.55	$1.67	$2.42	$3.24

Selected Consolidated Income Statement Information (Unaudited)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions, except per share data	2012	2012	2011	2011	2011	2012	2011
Noninterest Income
Provision for residential mortgage repurchase obligations (Pre-tax)	$438	$32	$36	$31	$21	$470	$35
Impact on diluted earnings per share (a)	.54	.04	.04	.04	.03	.58	.04
Noninterest Expense
Noncash charges for unamortized discounts related to redemption of trust preferred securities (Pre-tax)	$130		$198			$130
Impact on diluted earnings per share (a)	.16		.24			.16
Expenses for residential mortgage foreclosure-related matters (Pre-tax)	$43	$38	$240	$63	$16	$81	$21
Impact on diluted earnings per share (a)	.05	.05	.30	.08	.02	.10	.03
Integration costs (Pre-tax)	$52	$145	$28	$8	$5	$197	$6
Impact on diluted earnings per share (a)	.06	.18	.04	.01	.01	.24	.01
Income Taxes
Benefit related to reversal of deferred tax liabilities (b)					$54		$54
Impact on diluted earnings per share (a)					.07		.07

(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a marginal federal income tax rate of 35% and include applicable income tax adjustments.
(b)	Represents tax benefit recognized within Income taxes on our Consolidated Income Statement.

Summary of Changes in Residential Mortgage Repurchase Reserve (Unaudited)

	June 30	March 31	December 31	September 30	June 30
Three months ended - in millions	2012	2012	2011	2011	2011
Beginning balance	$101	$83	$85	$95	$124
Provision	438	32	36	31	21
RBC Bank (USA) Acquisition		26
Losses – loan repurchases and settlements	(77)	(40)	(38)	(41)	(50)

Ending balance	$462	$101	$83	$85	$95

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Loans (Unaudited)

	June 30	March 31	December 31	September 30	June 30
In millions	2012	2012	2011	2011	2011
Commercial
Retail/wholesale trade	$13,434	$12,983	$11,539	$11,287	$10,952
Manufacturing	13,442	12,684	11,453	10,980	10,426
Service providers	11,875	11,215	9,717	9,326	8,984
Real estate related (a)	10,051	10,091	8,488	8,073	7,515
Financial services	9,397	8,273	6,646	5,676	5,206
Health care	6,240	5,695	5,068	4,668	4,115
Other industries	14,462	14,574	12,783	12,240	11,422

Total commercial	78,901	75,515	65,694	62,250	58,620

Commercial real estate
Real estate projects	12,837	12,589	10,640	10,936	11,086
Commercial mortgage	5,643	5,945	5,564	5,477	5,233

Total commercial real estate	18,480	18,534	16,204	16,413	16,319

Equipment lease financing	6,764	6,594	6,416	6,186	6,210

Total commercial lending	104,145	100,643	88,314	84,849	81,149

Consumer
Home equity
Lines of credit	24,360	24,668	22,491	22,677	22,838
Installment	11,478	11,076	10,598	10,486	10,541
Credit card	4,123	4,089	3,976	3,785	3,754
Other consumer
Education	8,807	9,246	9,582	9,154	8,816
Automobile	7,166	5,794	5,181	4,447	3,705
Other	4,523	4,486	4,403	4,490	4,534

Total consumer	60,457	59,359	56,231	55,039	54,188

Residential real estate
Residential mortgage	14,927	15,287	13,885	14,022	14,302
Residential construction	896	925	584	633	680

Total residential real estate	15,823	16,212	14,469	14,655	14,982

Total consumer lending	76,280	75,571	70,700	69,694	69,170

Total loans (b)	$180,425	$176,214	$159,014	$154,543	$150,319

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans:	$8,083	$8,421	$6,667	$6,927	$7,256

Details of Loans Held for Sale (Unaudited)

	June 30	March 31	December 31	September 30	June 30
In millions	2012	2012	2011	2011	2011
Commercial mortgage	$1,021	$1,014	$1,294	$1,081	$1,226
Residential mortgage	1,939	1,387	1,522	1,353	1,351
Other	373	55	120	57	102

Total	$3,333	$2,456	$2,936	$2,491	$2,679

Net Unfunded Commitments (Unaudited)
	June 30	March 31	December 31	September 30	June 30
In millions	2012	2012	2011	2011	2011
Net unfunded commitments	$113,636	$112,454	$103,271	$103,236	$99,791

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

	June 30	March 31	December 31	September 30	June 30
Three months ended - in millions	2012	2012	2011	2011	2011
Beginning balance	$4,196	$4,347	$4,507	$4,627	$4,759
Charge-offs:
Commercial	(123)	(111)	(143)	(193)	(185)
Commercial real estate	(75)	(84)	(90)	(92)	(124)
Equipment lease financing	(5)	(5)	(7)	(3)	(11)
Home equity	(121)	(131)	(109)	(123)	(112)
Residential real estate	(37)	(30)	(32)	(20)	(43)
Credit card	(55)	(55)	(50)	(51)	(60)
Other consumer	(46)	(51)	(51)	(42)	(49)

Total charge-offs	(462)	(467)	(482)	(524)	(584)
Recoveries:
Commercial	75	72	76	78	98
Commercial real estate	29	23	40	25	26
Equipment lease financing	6	9	13	13	15
Home equity	17	13	11	16	11
Residential real estate	1	(1)	1	8	1
Credit card	6	5	5	6	6
Other consumer	13	13	9	13	13

Total recoveries	147	134	155	159	170
Net (charge-offs) recoveries:
Commercial	(48)	(39)	(67)	(115)	(87)
Commercial real estate	(46)	(61)	(50)	(67)	(98)
Equipment lease financing	1	4	6	10	4
Home equity	(104)	(118)	(98)	(107)	(101)
Residential real estate	(36)	(31)	(31)	(12)	(42)
Credit card	(49)	(50)	(45)	(45)	(54)
Other consumer	(33)	(38)	(42)	(29)	(36)

Total net charge-offs	(315)	(333)	(327)	(365)	(414)
Provision for credit losses	256	185	190	261	280
Other				(1)
Net change in allowance for unfunded loan commitments and letters of credit	19	(3)	(23)	(15)	2

Ending balance	$4,156	$4,196	$4,347	$4,507	$4,627

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.71%	.81%	.83%	.95%	1.11%
Allowance for loan and lease losses to total loans	2.30	2.38	2.73	2.92	3.08

Commercial lending net charge-offs	$(93)	$(96)	$(111)	$(172)	$(181)
Consumer lending net charge-offs	(222)	(237)	(216)	(193)	(233)

Total net charge-offs	$(315)	$(333)	$(327)	$(365)	$(414)

Net charge-offs to average loans
Commercial lending	.37%	.42%	.51%	.83%	.90%
Consumer lending	1.18	1.32	1.22	1.10	1.35

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

	June 30	March 31	December 31	September 30	June 30
Three months ended - in millions	2012	2012	2011	2011	2011
Beginning balance	$243	$240	$217	$202	$204
Net change in allowance for unfunded loan commitments and letters of credit	(19)	3	23	15	(2)

Ending balance	$224	$243	$240	$217	$202

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Purchase Accounting Accretion and Valuation of Purchased Impaired Loans (Unaudited)

Total and Core Net Interest Income

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions	2012	2012	2011	2011	2011	2012	2011
Total net interest income	$2,526	$2,291	$2,199	$2,175	$2,150	$4,817	$4,326
Purchase accounting accretion (a)	343	263	256	292	290	606	571

Core net interest income (a)	$2,183	$2,028	$1,943	$1,883	$1,860	$4,211	$3,755

(a)	We believe that core net interest income and purchase accounting accretion are useful in evaluating the components of net interest income.

Accretion - Purchased Impaired Loans

	Three months ended
	June 30	March 31	June 30
In millions	2012 (a)	2012 (a)	2011 (b)
Impaired loans
Scheduled accretion	$178	$158	$186
Reversal of contractual interest on impaired loans	(111)	(97)	(88)

Scheduled accretion net of contractual interest	67	61	98
Excess cash recoveries	51	40	40

Total impaired loans	$118	$101	$138

(a)	Represents National City and RBC Bank (USA) acquisitions.
(b)	Represents National City acquisition.

Accretable Net Interest - Purchased Impaired Loans

In billions
April 1, 2012	$2.5

Accretion	(.1)
Excess cash recoveries	(.1)
Net reclassifications to accretable from non-accretable and other activity	.1

June 30, 2012 (a)	$2.4

In billions
January 1, 2012	$2.1
Addition due to RBC Bank (USA) acquisition on March 2, 2012	.6
Accretion	(.3)
Excess cash recoveries	(.1)
Net reclassifications to accretable from non-accretable and other activity	.1

June 30, 2012	$2.4

(a)	As of June 30, 2012, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.5 billion in future periods. This will offset the total net accretable interest in future interest income of $2.4 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	June 30, 2012 (a)		March 31, 2012 (a)		December 31, 2011 (b)
Dollars in billions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$2.2		$2.4		$1.0
Purchased impaired mark	(.7)		(.7)		(.1)

Recorded investment	1.5		1.7		.9
Allowance for loan losses	(.2)		(.2)		(.2)

Net investment	1.3	59%	1.5	63%	.7	70%

Consumer and residential mortgage loans:
Unpaid principal balance	7.3		7.7		6.5
Purchased impaired mark	(.7)		(1.0)		(.7)

Recorded investment	6.6		6.7		5.8
Allowance for loan losses	(.8)		(.8)		(.8)

Net investment	5.8	79%	5.9	77%	5.0	77%

Total purchased impaired loans:
Unpaid principal balance	9.5		10.1		7.5
Purchased impaired mark	(1.4)		(1.7)		(0.8)

Recorded investment	8.1		8.4		6.7
Allowance for loan losses	(1.0)		(1.0)		(1.0)

Net investment	$7.1	75%	$7.4	73%	$5.7	76%

(a)	Represents National City and RBC Bank (USA) acquisitions.
(b)	Represents National City acquisition.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

	June 30	March 31	December 31	September 30	June 30
In millions	2012	2012	2011	2011	2011
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$110	$108	$109	$117	$148
Manufacturing	141	107	117	149	160
Service providers	145	149	147	198	189
Real estate related (b)	214	232	252	256	261
Financial services	15	20	36	31	18
Health care	22	23	29	39	38
Other industries	144	200	209	204	233

Total commercial	791	839	899	994	1,047

Commercial real estate
Real estate projects	924	977	1,051	1,115	1,289
Commercial mortgage	218	274	294	310	378

Total commercial real estate	1,142	1,251	1,345	1,425	1,667

Equipment lease financing	19	21	22	30	35

Total commercial lending	1,952	2,111	2,266	2,449	2,749

Consumer lending (c)
Home equity (d)	722	685	529	484	421
Residential real estate
Residential mortgage (e)	707	684	685	676	630
Residential construction	32	44	41	46	36
Credit card (f)	6	12	8	7	8
Other consumer	39	45	31	30	26

Total consumer lending	1,506	1,470	1,294	1,243	1,121

Total nonperforming loans (g)	3,458	3,581	3,560	3,692	3,870

OREO and foreclosed assets
Other real estate owned (OREO) (h)	670	749	561	553	546
Foreclosed and other assets	48	31	35	53	65

Total OREO and foreclosed assets	718	780	596	606	611

Total nonperforming assets	$4,176	$4,361	$4,156	$4,298	$4,481

Nonperforming loans to total loans	1.92%	2.03%	2.24%	2.39%	2.57%
Nonperforming assets to total loans, OREO and foreclosed assets	2.31	2.46	2.60	2.77	2.97
Nonperforming assets to total assets	1.39	1.47	1.53	1.59	1.70
Allowance for loan and lease losses to nonperforming loans (g) (i)	120	117	122	122	120

(a)	See analysis of troubled debt restructurings (TDRs) on page 11.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status. Prior policy required that these loans be past due 180 days before being placed on nonaccrual status.
(e)	Nonperforming residential mortgage excludes loans of $55 million, $55 million, $61 million, $68 million, and $85 million, accounted for under the fair value option as of June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively.
(f)	Effective in the second quarter of 2011, the commercial nonaccrual policy was applied to certain small business credit card balances. This change resulted in loans being placed on nonaccrual status when they become 90 days or more past due. We continue to charge off these loans at 180 days past due.
(g)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(h)	OREO excludes $262 million, $252 million, $280 million, $256 million, and $273 million at June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans because they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).
(i)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	April 1, 2012- June 30, 2012	January 1, 2012- March 31, 2012	October 1, 2011- December 31, 2011	July 1, 2011- September 30, 2011	April 1, 2011- June 30, 2011
Beginning balance	$4,361	$4,156	$4,298	$4,481	$4,940
New nonperforming assets	797	1,186	854	925	843
Charge-offs and valuation adjustments	(293)	(236)	(221)	(286)	(323)
Principal activity, including paydowns and payoffs	(428)	(414)	(506)	(471)	(603)
Asset sales and transfers to loans held for sale	(168)	(146)	(152)	(155)	(128)
Returned to performing status	(93)	(185)	(117)	(196)	(248)

Ending balance	$4,176	$4,361	$4,156	$4,298	$4,481

Largest Individual Nonperforming Assets at June 30, 2012 (a)

In millions
Ranking	Outstandings	Industry
1	$45	Real Estate, Rental and Leasing
2	43	Real Estate, Rental and Leasing
3	35	Real Estate, Rental and Leasing
4	23	Wholesale Trade
5	23	Real Estate, Rental and Leasing
6	20	Construction
7	20	Construction
8	18	Real Estate, Rental and Leasing
9	17	Real Estate, Rental and Leasing
10	16	Construction

Total	$260

As a percent of total nonperforming assets 6%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

In millions	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011
Total commercial lending	$483	$412	$405	$396	$305
Total consumer lending	1,836	1,821	1,798	1,751	1,614

Total TDRs	$2,319	$2,233	$2,203	$2,147	$1,919

Nonperforming	$1,189	$1,095	$1,141	$1,062	$845
Accruing (a)	878	865	771	780	752
Credit card (b)	252	273	291	305	322

Total TDRs	$2,319	$2,233	$2,203	$2,147	$1,919

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of performance under the restructured terms and are excluded from nonperforming loans.
(b)	Includes credit cards and certain small business and consumer credit agreements whose terms have been restructured and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2012	Mar. 31 2012	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011	Jun. 30 2012	Mar. 31 2012	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011
Commercial	$130	$195	$122	$163	$149	.16%	.26%	.19%	.26%	.25%
Commercial real estate	123	144	96	84	98	.67	.78	.59	.51	.60
Equipment lease financing	5	25	22	9	9	.07	.38	.34	.15	.14
Home equity (b)	124	174	173	177	141	.35	.49	.52	.53	.42
Residential real estate
Non government insured (c)	148	222	180	198	201	.94	1.37	1.24	1.35	1.34
Government insured	123	122	122	121	123	.78	.75	.84	.83	.82
Credit card	33	34	38	39	39	.80	.83	.96	1.03	1.04
Other consumer
Non government insured	43	50	58	55	51	.21	.26	.30	.30	.30
Government insured	164	171	207	161	134	.80	.88	1.08	.89	.79

Total	$893	$1,137	$1,018	$1,007	$945	.49	.64	.64	.65	.63

Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2012	Mar. 31 2012	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011	Jun. 30 2012	Mar. 31 2012	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011
Commercial	$65	$53	$47	$54	$75	.08%	.07%	.07%	.09%	.13%
Commercial real estate	105	44	35	25	71	.57	.24	.22	.15	.44
Equipment lease financing	2	2	5	4	2	.03	.03	.08	.06	.03
Home equity (b)	68	103	114	101	91	.19	.29	.34	.30	.27
Residential real estate
Non government insured (c)	52	73	72	81	68	.33	.45	.50	.55	.45
Government insured	91	100	104	110	119	.58	.62	.72	.75	.80
Credit card	22	24	25	26	23	.53	.59	.63	.69	.61
Other consumer
Non government insured	16	20	21	22	20	.08	.10	.11	.12	.12
Government insured	113	98	124	121	84	.55	.50	.65	.67	.49

Total	$534	$517	$547	$544	$553	.30	.29	.34	.35	.37

Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2012	Mar. 31 2012	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011	Jun. 30 2012	Mar. 31 2012	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011
Commercial	$34	$28	$49	$34	$42	.04%	.04%	.07%	.05%	.08%
Commercial real estate	16	5	6	13	12	.09	.03	.04	.08	.07
Equipment lease financing	1	5		2	1	.01	.08		.03	.02
Home equity (b)(d)			221	206	182			.67	.62	.55
Residential real estate
Non government insured (c)	104	140	152	137	145	.66	.86	1.05	.93	.97
Government insured	1,925	2,012	2,129	1,998	1,926	12.17	12.41	14.71	13.63	12.85
Credit card	38	47	48	45	45	.92	1.15	1.21	1.19	1.20
Other consumer
Non government insured	17	21	23	23	21	.08	.11	.12	.13	.12
Government insured	348	351	345	310	272	1.70	1.80	1.80	1.71	1.60

Total	$2,483	$2,609	$2,973	$2,768	$2,646	1.38	1.48	1.87	1.79	1.76

(a)	Excludes loans held for sale and purchased impaired loans.
(b)	In the second quarter of 2012, the Home equity amounts as of June 30, 2012 were reduced by $42 million and $27 million for the Accruing Loans Past Due 30 to 59 Days and 60 to 89 Days respectively, to correct for immaterial amounts. Prior periods have not been adjusted.
(c)	In the second quarter of 2012, the Residential real estate amounts as of June 30, 2012 were reduced by $28 million, $14 million and $28 million for the Accruing Loans Past Due 30 to 59 Days, 60 to 89 Days and 90 Days or More respectively, to correct for immaterial amounts. Prior periods have not been adjusted.
(d)	In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status. Prior policy required that these loans be past due 180 days before being placed on nonaccrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and online banking channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Alabama, Delaware, Georgia, Virginia, Missouri, Wisconsin, and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial and retirement planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans - primarily those in first lien position - for various investors and for loans owned by PNC. Certain loans originated through majority owned affiliates are sold to others.

Non-Strategic Assets Portfolio (formerly, Distressed Assets Portfolio) includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (“ETFs”), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. At June 30, 2012, our economic interest in BlackRock was 22%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Six months ended
In millions Income (Loss)	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
Retail Banking	$136	$147	$62	$121	$129	$283	$188
Corporate & Institutional Banking	577	495	597	437	462	1,072	906
Asset Management Group	38	36	25	40	54	74	103
Residential Mortgage Banking (c)	(213)	61	(61)	23	55	(152)	127
Non-Strategic Assets Portfolio	67	71	(2)	93	84	138	109
Other, including BlackRock (b) (d) (e)	(59)	1	(128)	120	128	(58)	311

Net income (f)	$546	$811	$493	$834	$912	$1,357	$1,744

Revenue
Retail Banking	$1,551	$1,436	$1,383	$1,423	$1,404	$2,987	$2,773
Corporate & Institutional Banking	1,439	1,266	1,306	1,149	1,202	2,705	2,320
Asset Management Group	240	243	234	228	236	483	467
Residential Mortgage Banking	(109)	293	220	254	219	184	478
Non-Strategic Assets Portfolio	223	198	207	238	270	421	515
Other, including BlackRock (b) (d)	279	296	199	252	271	575	680

Total revenue	$3,623	$3,732	$3,549	$3,544	$3,602	$7,355	$7,233

(a)	Our business information is presented based on our internal management reporting practices. We refine our internal methodologies from time to time as our internal management reporting practices are enhanced. During the second quarter of 2012, enhancements were made to the transfer pricing methodology. Prior period amounts have been reclassified to conform with the current period presentation, which we believe is more meaningful to readers of our financial statements.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our second quarter 2012 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes provisions for residential mortgage repurchase obligations. For more information, refer to Selected Consolidated Income Statement Information on page 6.
(d)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, alternative investments, including private equity, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments, and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.
(e)	Includes amounts for integration costs and noncash charges for unamortized discounts related to redemption of trust preferred securities. For more information, refer to Selected Consolidated Income Statement Information on page 6.
(f)	Includes expenses for residential mortgage foreclosure-related matters. These expenses have been allocated among the following: Residential Mortgage Banking, Non-Strategic Assets Portfolio, and Other. For more information, refer to Selected Consolidated Income Statement Information on page 6.

Period End Employees (a)	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011
Full-time employees
Retail Banking	23,388	23,583	21,056	21,058	21,044
Corporate & Institutional Banking	4,721	4,639	4,364	4,340	3,864
Asset Management Group	3,219	3,158	3,109	3,072	3,053
Residential Mortgage Banking	4,210	4,055	3,718	3,646	3,688
Non-Strategic Assets Portfolio	179	229	116	114	121
Other
Operations & Technology	9,525	9,548	8,933	8,807	8,724
Staff Services and Other	5,206	5,234	4,644	4,639	5,021

Total Other	14,731	14,782	13,577	13,446	13,745

Total full-time employees	50,448	50,446	45,940	45,676	45,515

Retail Banking part-time employees	4,970	5,265	5,083	5,103	5,112
Other part-time employees	1,215	894	868	913	1,216

Total part-time employees	6,185	6,159	5,951	6,016	6,328

Total (b)	56,633	56,605	51,891	51,692	51,843

(a)	The period end employee statistics for the businesses reflect staff directly employed by the respective business, and exclude operations, technology and staff services employees that may perform services for the business.
(b)	The increase in the total number of employees at March 31, 2012 is primarily driven by the acquisition of RBC Bank (USA) during the first quarter of 2012.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Retail Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
INCOME STATEMENT
Net interest income	$1,114	$1,045	$972	$956	$940	$2,159	$1,878
Noninterest income
Service charges on deposits	137	121	135	133	125	258	242
Brokerage	49	45	48	48	52	94	105
Consumer services	213	191	195	251	253	404	481
Other	38	34	33	35	34	72	67

Total noninterest income	437	391	411	467	464	828	895

Total revenue	1,551	1,436	1,383	1,423	1,404	2,987	2,773
Provision for credit losses	165	135	229	206	180	300	456
Noninterest expense	1,171	1,069	1,056	1,026	1,020	2,240	2,021

Pretax earnings	215	232	98	191	204	447	296
Income taxes	79	85	36	70	75	164	108

Earnings	$136	$147	$62	$121	$129	$283	$188

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$28,407	$26,591	$25,776	$25,756	$25,906	$27,499	$25,984
Indirect auto	5,036	4,433	3,872	3,308	2,756	4,735	2,579
Indirect other	1,203	1,282	1,355	1,432	1,519	1,242	1,565
Education	9,100	9,440	9,302	9,124	8,881	9,270	8,991
Credit cards	4,075	3,928	3,805	3,733	3,680	4,001	3,705
Other	2,372	2,072	1,957	1,874	1,809	2,222	1,816

Total consumer	50,193	47,746	46,067	45,227	44,551	48,969	44,640
Commercial and commercial real estate	11,445	10,682	10,369	10,482	10,636	11,083	10,711
Floor plan	1,803	1,663	1,452	1,304	1,473	1,733	1,523
Residential mortgage	972	1,031	1,092	1,150	1,196	1,002	1,241

Total loans	64,413	61,122	58,980	58,163	57,856	62,787	58,115
Goodwill and other intangible assets	6,228	5,888	5,735	5,748	5,750	6,058	5,759
Other assets	2,452	2,699	2,455	2,247	2,151	2,575	2,337

Total assets	$73,093	$69,709	$67,170	$66,158	$65,757	$71,420	$66,211

Deposits
Noninterest-bearing demand	$20,381	$18,764	$18,105	$18,081	$18,443	$19,572	$18,274
Interest-bearing demand	28,265	25,707	23,583	22,381	21,869	26,986	21,397
Money market	47,271	43,601	41,638	41,191	40,776	45,436	40,583

Total transaction deposits	95,917	88,072	83,326	81,653	81,088	91,994	80,254
Savings	9,900	9,077	8,450	8,218	8,140	9,489	7,858
Certificates of deposit	26,468	28,150	29,998	32,664	34,060	27,309	34,709

Total deposits	132,285	125,299	121,774	122,535	123,288	128,792	122,821
Other liabilities	190	629	758	786	765	410	955
Capital	8,455	8,328	8,152	8,223	8,246	8,391	8,148

Total liabilities and equity	$140,930	$134,256	$130,684	$131,544	$132,299	$137,593	$131,924

PERFORMANCE RATIOS
Return on average capital	6%	7%	3%	6%	6%	7%	5%
Return on average assets	.75	.85	.37	.73	.79	.80	.57
Noninterest income to total revenue	28	27	30	33	33	28	32
Efficiency	75	74	76	72	73	75	73

(a)	See note (a) on page 14.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Retail Banking (Unaudited) (Continued)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
OTHER INFORMATION (a)
Credit-related statistics:
Commercial nonperforming assets	$275	$315	$336	$330	$301
Consumer nonperforming assets	685	650	513	454	403

Total nonperforming assets	$960	$965	$849	$784	$704

Purchased impaired loans (b)	$886	$903	$757	$786	$826

Commercial lending net charge-offs	$38	$28	$48	$39	$65	$66	$132
Credit card lending net charge-offs	49	50	44	45	54	99	122
Consumer lending (excluding credit card) net charge-offs	100	113	103	98	104	213	226

Total net charge-offs	$187	$191	$195	$182	$223	$378	$480

Commercial lending annualized net charge-off ratio	1.15%	.91%	1.61%	1.31%	2.15%	1.04%	2.18%
Credit card lending annualized net charge-off ratio	4.84%	5.12%	4.59%	4.78%	5.89%	4.98%	6.64%
Consumer lending (excluding credit card) annualized net charge-off ratio	.85%	1.01%	.94%	.91%	.99%	.93%	1.08%

Total annualized net charge-off ratio	1.17%	1.26%	1.31%	1.24%	1.55%	1.21%	1.67%

Home equity portfolio credit statistics: (c)
% of first lien positions at origination (d)	39%	37%	39%	38%	37%
Weighted-average loan-to-value ratios (LTVs) (d)	78%	81%	72%	72%	73%
Weighted-average updated FICO scores (e)	742	739	743	743	743
Annualized net charge-off ratio	.92%	1.11%	1.01%	1.02%	1.00%	1.01%	1.16%
Loans 30 - 59 days past due	.54%	.56%	.58%	.58%	.48%
Loans 60 - 89 days past due	.33%	.35%	.38%	.32%	.30%
Loans 90 days past due (f)	1.24%	1.24%	1.22%	1.12%	1.02%

Other statistics:
ATMs	7,206	7,220	6,806	6,754	6,734
Branches (g)	2,888	2,900	2,511	2,469	2,459

Customer-related statistics: (in thousands)
Retail Banking checking relationships	6,349	6,278	5,761	5,722	5,627
Retail online banking active customers	3,953	3,823	3,519	3,479	3,354
Retail online bill payment active customers	1,189	1,161	1,105	1,079	1,045

Brokerage statistics:
Financial consultants (h)	684	693	686	703	712
Full service brokerage offices	40	38	38	37	37
Brokerage account assets (billions)	$36	$37	$34	$33	$35

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended and six months ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV, FICO and delinquency statistics are based upon balances and other data that exclude the impact of accounting for acquired loans.
(d)	Updated LTV is reported for June 30, 2012 and March 31, 2012. For previous quarters, lien positions and LTV are based upon data from loan origination. Original LTV excludes certain acquired portfolio loans where this data is not available.
(e)	Represents FICO scores that are updated monthly for home equity lines and quarterly for the home equity installment loans.
(f)	Includes non-accrual loans.
(g)	Excludes satellite offices (e.g., drive-ups, electronic branches, retirement centers) that provide limited products and/or services.
(h)	Financial consultants provide services in full service brokerage offices and traditional bank branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
INCOME STATEMENT
Net interest income	$1,085	$938	$943	$898	$874	$2,023	$1,697
Noninterest income
Corporate service fees	248	200	226	150	193	448	376
Other	106	128	137	101	135	234	247

Noninterest income	354	328	363	251	328	682	623

Total revenue	1,439	1,266	1,306	1,149	1,202	2,705	2,320
Provision for credit losses (benefit)	33	19	(136)	11	31	52	1
Noninterest expense	496	463	495	448	443	959	889

Pretax earnings	910	784	947	690	728	1,694	1,430
Income taxes	333	289	350	253	266	622	524

Earnings	$577	$495	$597	$437	$462	$1,072	$906

AVERAGE BALANCE SHEET
Loans
Commercial	$49,087	$42,919	$38,709	$36,353	$34,673	$46,004	$33,939
Commercial real estate	15,928	14,388	13,903	13,670	13,839	15,158	14,091
Commercial - real estate related	5,545	4,971	4,463	3,741	3,494	5,258	3,478
Asset-based lending	9,755	9,266	8,893	8,472	7,961	9,510	7,667
Equipment lease financing	5,911	5,706	5,529	5,457	5,483	5,808	5,511

Total loans	86,226	77,250	71,497	67,693	65,450	81,738	64,686
Goodwill and other intangible assets	3,749	3,442	3,291	3,391	3,456	3,595	3,470
Loans held for sale	1,190	1,244	1,271	1,186	1,229	1,217	1,285
Other assets	11,670	10,960	10,111	9,629	8,877	11,316	8,561

Total assets	$102,835	$92,896	$86,170	$81,899	$79,012	$97,866	$78,002

Deposits
Noninterest-bearing demand	$37,813	$37,225	$35,770	$32,631	$29,504	$37,519	$28,678
Money market	15,734	13,872	13,385	13,522	12,643	14,803	12,388
Other	5,933	5,372	5,617	5,781	5,149	5,653	5,601

Total deposits	59,480	56,469	54,772	51,934	47,296	57,975	46,667
Other liabilities	17,551	15,987	14,095	14,094	12,871	16,769	12,540
Capital	8,815	8,537	8,256	7,992	7,928	8,676	7,893

Total liabilities and equity	$85,846	$80,993	$77,123	$74,020	$68,095	$83,420	$67,100

PERFORMANCE RATIOS
Return on average capital	26%	23%	29%	22%	23%	25%	23%
Return on average assets	2.26	2.14	2.75	2.12	2.35	2.20	2.34
Noninterest income to total revenue	25	26	28	22	27	25	27
Efficiency	34	37	38	39	37	35	38

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$268	$267	$267	$268	$266	$267	$266
Acquisitions/additions	7	10	12	8	13	17	23
Repayments/transfers	(11)	(9)	(12)	(9)	(11)	(20)	(21)

End of period	$264	$268	$267	$267	$268	$264	$268

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$354	$343	$323	$319	$309	$697	$624
Capital Markets (d)	$151	$156	$160	$158	$165	$307	$304
Commercial mortgage loans held for sale (e)	$34	$13	$38	$23	$23	$47	$52
Commercial mortgage loan servicing income, net of amortization (f)	53	54	55	38	35	107	87
Commercial mortgage servicing rights (impairment)/recovery, net of hedge	(6)	(19)	—	(82)	(40)	(25)	(75)

Total commercial mortgage banking activities	$81	$48	$93	$(21)	$18	$129	$64
Total loans (g)	$88,810	$84,329	$73,417	$70,307	$66,142
Net carrying amount of commercial mortgage servicing rights (g)	$398	$428	$468	$482	$592
Credit-related statistics:
Nonperforming assets (g)	$1,686	$1,776	$1,889	$2,033	$2,260
Purchased impaired loans (g) (h)	$1,088	$1,177	$404	$472	$603
Net charge-offs	$30	$43	$43	$94	$85	$73	$238

(a)	See note (a) on page 14.
(b)	Represents consolidated PNC amounts. Our second quarter 2012 10-Q will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization. Commercial mortgage servicing rights (impairment)/recovery, net of hedge is shown separately.
(g)	Presented as of period end.
(h)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Asset Management Group (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
INCOME STATEMENT
Net interest income	$75	$75	$73	$69	$69	$150	$138
Noninterest income	165	168	161	159	167	333	329

Total revenue	240	243	234	228	236	483	467
Provision for credit losses (benefit)	(1)	10	10	(10)	(18)	9	(24)
Noninterest expense	181	176	184	175	168	357	328

Pretax earnings	60	57	40	63	86	117	163
Income taxes	22	21	15	23	32	43	60

Earnings	$38	$36	$25	$40	$54	$74	$103

AVERAGE BALANCE SHEET
Loans
Consumer	$4,321	$4,183	$4,173	$4,134	$4,068	$4,252	$4,062
Commercial and commercial real estate	1,098	1,126	1,193	1,223	1,289	1,112	1,395
Residential mortgage	692	692	696	705	711	692	713

Total loans	6,111	6,001	6,062	6,062	6,068	6,056	6,170
Goodwill and other intangible assets	333	345	349	356	365	339	370
Other assets	215	220	233	246	220	218	246

Total assets	$6,659	$6,566	$6,644	$6,664	$6,653	$6,613	$6,786

Deposits
Noninterest-bearing demand	$1,362	$1,575	$1,305	$1,307	$1,061	$1,468	$1,112
Interest-bearing demand	2,674	2,637	2,529	2,315	2,309	2,656	2,301
Money market	3,535	3,651	3,625	3,591	3,548	3,593	3,577

Total transaction deposits	7,571	7,863	7,459	7,213	6,918	7,717	6,990
CDs/IRAs/savings deposits	490	549	587	620	645	519	664

Total deposits	8,061	8,412	8,046	7,833	7,563	8,236	7,654
Other liabilities	68	71	78	76	71	70	70
Capital	463	347	355	345	353	405	349

Total liabilities and equity	$8,592	$8,830	$8,479	$8,254	$7,987	$8,711	$8,073

PERFORMANCE RATIOS
Return on average capital	33%	42%	28%	46%	61%	37%	60%
Return on average assets	2.30	2.21	1.49	2.38	3.26	2.25	3.06
Noninterest income to total revenue	69	69	69	70	71	69	70
Efficiency	75	72	79	77	71	74	70

OTHER INFORMATION
Total nonperforming assets (b)	$67	$73	$60	$69	$69
Purchased impaired loans (b) (c)	$122	$126	$127	$134	$135
Total net charge-offs (recoveries)	$3	$2	$6	$5	$—	$5	$(11)

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$102	$104	$100	$95	$102
Institutional	112	115	110	107	117

Total	$214	$219	$210	$202	$219

Asset Type
Equity	$116	$119	$111	$104	$121
Fixed income	66	66	66	66	65
Liquidity/Other	32	34	33	32	33

Total	$214	$219	$210	$202	$219

Discretionary assets under management
Personal	$71	$73	$69	$65	$70
Institutional	38	39	38	38	39

Total	$109	$112	$107	$103	$109

Asset Type
Equity	$56	$58	$53	$49	$56
Fixed income	38	38	38	38	37
Liquidity/Other	15	16	16	16	16

Total	$109	$112	$107	$103	$109

Nondiscretionary assets under administration
Personal	$31	$31	$31	$30	$32
Institutional	74	76	72	69	78

Total	$105	$107	$103	$99	$110

Asset Type
Equity	$60	$61	$58	$55	$65
Fixed income	28	28	28	28	28
Liquidity/Other	17	18	17	16	17

Total	$105	$107	$103	$99	$110

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
INCOME STATEMENT
Net interest income	$53	$51	$52	$46	$47	$104	$103
Noninterest income
Loan servicing revenue
Servicing fees	52	56	53	60	63	108	113
Net MSR hedging gains	39	71	35	69	52	110	116
Loan sales revenue
Provision for residential mortgage repurchase obligations	(438)	(32)	(36)	(31)	(21)	(470)	(35)
Loan sales revenue	177	141	110	103	73	318	171
Other	8	6	6	7	5	14	10

Total noninterest income	(162)	242	168	208	172	80	375

Total revenue	(109)	293	220	254	219	184	478
Provision for credit losses (benefit)	(2)	(7)	(10)	15	(8)	(9)
Noninterest expense	230	203	317	203	140	433	277

Pretax earnings (loss)	(337)	97	(87)	36	87	(240)	201
Income taxes (benefit)	(124)	36	(26)	13	32	(88)	74

Earnings (loss)	$(213)	$61	$(61)	$23	$55	$(152)	$127

AVERAGE BALANCE SHEET
Portfolio loans	$2,751	$2,922	$2,868	$2,777	$2,703	$2,836	$2,718
Loans held for sale	1,830	1,675	1,409	1,301	1,464	1,753	1,632
Mortgage servicing rights (MSR)	665	645	701	851	1,027	655	1,037
Other assets	6,255	6,747	6,786	5,948	5,628	6,501	5,831

Total assets	$11,501	$11,989	$11,764	$10,877	$10,822	$11,745	$11,218

Deposits	$1,783	$1,662	$1,756	$1,785	$1,569	$1,723	$1,578
Borrowings and other liabilities	4,067	4,353	4,324	3,788	3,253	4,209	3,696
Capital	1,157	832	832	694	667	995	698

Total liabilities and equity	$7,007	$6,847	$6,912	$6,267	$5,489	$6,927	$5,972

PERFORMANCE RATIOS
Return on average capital	(74)%	29%	(29)%	13%	33%	(31)%	37%
Return on average assets	(7.45)	2.05	(2.06)	.84	2.04	(2.60)	2.28
Noninterest income to total revenue	149	83	76	82	79	43	78
Efficiency	(211)	69	144	80	64	235	58

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO - THIRD-PARTY (in billions)
Beginning of period	$121	$118	$121	$125	$127	$118	$125
Acquisitions		7	1			7	5
Additions	2	4	3	2	4	6	7
Repayments/transfers	(7)	(8)	(7)	(6)	(6)	(15)	(12)

End of period	$116	$121	$118	$121	$125	$116	$125

Servicing portfolio - third-party statistics: (b)
Fixed rate	91%	91%	90%	90%	90%
Adjustable rate/balloon	9%	9%	10%	10%	10%
Weighted-average interest rate	5.21%	5.26%	5.38%	5.44%	5.49%
MSR capitalized value (in billions)	$.6	$.7	$.7	$.7	$1.0
MSR capitalization value (in basis points)	50	60	54	56	80
Weighted-average servicing fee (in basis points)	29	29	29	29	29

OTHER INFORMATION
Loan origination volume (in billions)	$3.6	$3.4	$3.0	$2.6	$2.6	$7.0	$5.8
Percentage of originations represented by:
Agency and government programs	100%	100%	100%	100%	100%	100%	100%
Refinance volume	72%	82%	79%	69%	68%	77%	77%
Total nonperforming assets (b)	$78	$80	$76	$77	$65
Purchased impaired loans (b) (c)	$84	$100	$112	$132	$141

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011	June 30 2012	June 30 2011
INCOME STATEMENT
Net interest income	$221	$217	$192	$228	$257	$438	$493
Noninterest income	2	(19)	15	10	13	(17)	22

Total revenue	223	198	207	238	270	421	515
Provision for credit losses	50	18	88	45	81	68	233
Noninterest expense	67	68	119	47	56	135	109

Pretax earnings	106	112	—	146	133	218	173
Income taxes	39	41	2	53	49	80	64

Earnings (loss)	$67	$71	$(2)	$93	$84	$138	$109

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$1,008	$1,004	$1,030	$1,143	$1,363	$1,006	$1,477
Lease financing	675	670	703	691	697	672	727

Total commercial lending	1,683	1,674	1,733	1,834	2,060	1,678	2,204

Consumer Lending:
Consumer	4,668	4,849	5,006	5,167	5,301	4,758	5,429
Residential real estate	6,534	6,046	5,937	6,116	6,265	6,291	6,293

Total consumer lending	11,202	10,895	10,943	11,283	11,566	11,049	11,722

Total portfolio loans	12,885	12,569	12,676	13,117	13,626	12,727	13,926
Other assets (b)	(195)	(445)	(368)	(402)	(256)	(320)	(183)

Total assets	$12,690	$12,124	$12,308	$12,715	$13,370	$12,407	$13,743

Deposits and other liabilities	$180	$177	$85	$76	$137	$179	$148
Capital	1,311	1,176	1,213	1,273	1,422	1,244	1,397

Total liabilities and equity	$1,491	$1,353	$1,298	$1,349	$1,559	$1,423	$1,545

PERFORMANCE RATIOS
Return on average capital	21%	24%	(1)%	29%	24%	22%	16%
Return on average assets	2.12	2.36	(.06)	2.90	2.52	2.24	1.60

OTHER INFORMATION
Nonperforming assets (c)	$1,120	$1,192	$1,024	$1,064	$1,087
Purchased impaired loans (c) (d)	$5,889	$6,097	$5,251	$5,390	$5,543
Net charge-offs	$83	$91	$77	$74	$96	$174	$219
Annualized net charge-off ratio	2.59%	2.91%	2.41%	2.24%	2.83%	2.75%	3.17%

LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$945	$1,104	$976	$1,077	$1,222
Lease financing	677	671	670	701	701

Total commercial lending	1,622	1,775	1,646	1,778	1,923

Consumer Lending:
Consumer	4,575	4,751	4,930	5,066	5,240
Residential real estate	6,475	6,693	5,840	6,065	6,250

Total consumer lending	11,050	11,444	10,770	11,131	11,490

Total loans	$12,672	$13,219	$12,416	$12,909	$13,413

(a)	See note (a) on page 14.
(b)	Other assets were negative in the second quarter 2012, first quarter 2012, and each 2011 quarter due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Commercial mortgage banking activities - Includes commercial mortgage servicing, originating commercial mortgages for sale and related hedging activities. Commercial mortgage banking activities revenue includes commercial mortgage servicing (including net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization, and commercial mortgage servicing rights valuations), and revenue derived from commercial mortgage loans intended for sale and related hedges (including loan origination fees, net interest income, valuation adjustments and gains or losses on sales).

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency and is based on a measurement of economic risk. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, TDRs and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through surrender or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income from continuing operations before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion and redemptions, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.